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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

                     -------------------------------------


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     -------------------------------------


       Date of Report (Date of earliest event reported): October 15, 2001


                                USA Digital, Inc.
               (Exact name of registrant as specified in charter)


          Nevada                       000-27375             59-3560920
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)        Identification No.)


           601 South Harbour Island Blvd., Suite 103, Tampa, FL 33602
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (813) 221-8373

                                 Not applicable
          (Former name or former address, if changed since last report)
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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On October 15, 2001 (the "Closing Date"), USA Digital, Inc. ("USA Digital') completed its acquisition of Avix Telecom Solutions, Inc. ("Avix"), a technology solutions provider to the communications industry. Pursuant to the terms of the Agreement and Plan of Reorganization dated September 19, 2001 (the "Agreement"), USA Digital, through its wholly-owned subsidiary USA Digital Acquisition, Inc. (the "Subsidiary"), acquired 100% of the common stock of Avix from the three shareholders of Avix (the "Avix Shareholders"). In return, the Avix Shareholders received the following stock consideration:

o an aggregate of one million (1,000,000) shares of USA Digital common stock, par value $.001 per share (the "Common Stock");

o the opportunity to earn up to an aggregate of three million (3,000,000) shares of Common Stock (the "Contingent Stock Consideration"), which shall be held in escrow by USA Digital and shall be payable to the Avix Shareholders only if and to the extent that the Subsidiary, which will operate the business formerly conducted by Avix, achieves: (a) net profit of at least three million six hundred thousand dollars ($3,600,000) in the first year following the Closing Date, in which event up to one million five hundred thousand (1,500,000) shares of the Contingent Stock Consideration shall be released to the Avix Shareholders based on a sliding scale pursuant to which all of such Contingent Stock Consideration shall be released if the net profit for such year meets or exceeds five million seven hundred sixty thousand dollars ($5,760,000); and/or (b) net profit of at least fourteen million four hundred thousand dollars ($14,400,000) in the second year following the Closing Date, in which event up to the remaining one million five hundred thousand (1,500,000) shares of the Contingent Stock Consideration shall be released to the Avix Shareholders based on a sliding scale pursuant to which all of such Contingent Stock Consideration shall be released if the net profit for such year meets or exceeds twenty-three million forty thousand dollars ($23,040,000);

o fully vested options to acquire up to an aggregate of one hundred thousand (100,000) shares of Common Stock at an exercise price of one dollar ($1.00) per share, exercisable in full or in part during the period beginning on the Closing Date and ending on the fourth anniversary date of the Closing Date (the "Vested Options"); and

o the opportunity to earn options to acquire up to an aggregate of three hundred thousand (300,000) shares of Common Stock at an exercise price of one dollar ($1.00) per share, exercisable in full or in part during the period from the Closing Date until the fourth anniversary date of the Closing Date (the "Contingent Options") which shall vest only if and to the extent that the Subsidiary achieves: (a) net profit of at least three million six hundred thousand dollars ($3,600,000) in the first year following the Closing Date, in which event options to acquire up to one hundred fifty thousand (150,000) shares of Common Stock shall vest based on a sliding scale pursuant to which all of such Contingent Options shall vest if the net profit for such year meets or exceeds five million seven hundred sixty thousand dollars ($5,760,000); and/or (b) net profit of at least fourteen million four hundred thousand dollars ($14,400,000) in the second year following the Closing Date, in which event options to acquire up to the remaining one hundred fifty thousand (150,000) shares of Common Stock shall vest based on a sliding scale pursuant to which all of such Contingent Options shall vest if the net profit for such year meets or exceeds twenty-three million forty thousand dollars ($23,040,000).
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         All of the Contingent Stock Consideration shall be immediately released to the Avix Shareholders and all of the Contingent Options shall immediately vest in the event that there is a change of corporate control of USA Digital or the Subsidiary prior to the second anniversary of the Closing Date. The Avix Shareholders also have the ability to make up any shortfalls in the Subsidiary's net profit occurring in the first year after the Closing Date by exceeding the targets set forth for the second year after the Closing Date. In such event, the Avix Shareholders shall receive some or all of the remaining Contingent Stock Consideration which is subject to award in the first year and the Contingent Options which might have vested in the first year.

         Pursuant to the Agreement, the Avix Shareholders also received cash in the aggregate amount of five hundred thousand dollars ($500,000) (the "Cash Consideration") with thirty thousand dollars ($30,000) paid to the Avix Shareholders on the Closing Date and the balance to be paid by a promissory note bearing ten percent (10%) per annum due on the first anniversary of the Closing Date.

         In addition, in connection with the closing, USA Digital has entered into employment contracts with Joseph L. Morgan, Armand Marino and Byron K. Gregg.

         USA Digital has commenced doing business using the fictitious name "Avix Technologies, Inc.," intends to change its legal name to Avix Technologies, Inc. and will seek to obtain the written consent of its shareholders to effect the change.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         This Form 8-K/A includes as exhibits certain financial information required under Item 7 which were not contained in Item 7 of the previously filed Form 8-K filed with the SEC on October 30, 2001.

               (a)      See Exhibit 99.1.

               (b)      See Exhibit 99.1

               (c)      The following Exhibits are filed as part of this report:

               Exhibit No.:

               (10.15) Agreement and Plan of Reorganization dated September 19, 2001 by and among USA Digital, Inc., USA Digital Acquisition, Inc., Avix Telecom Solutions, Inc. and Joseph L. Morgan*

               (10.16)  Employment Agreement by and among the Company and Joseph
                        L. Morgan*

               (10.17) Employment Agreement by and among the Company and Armand Marino*

               (10.18)  Employment Agreement by and among the Company and Byron
                        K. Gregg*

               (99.1) Financial Statement and Pro Forma Financial Information Required by Item 7(a) and (b).

* Incorporated by reference to the Form 8-K filed with the SEC on October 30, 2001.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            USA DIGITAL, INC.

                                            By:    /s/ Mark D. Cobb
                                                 -------------------------------
                                                   Mark D. Cobb, President and
Date:  December 28, 2001                             Chief Operating Officer